UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware	0-18550	61-1146077
(State or other	(Commission file	(IRS Employer
jurisdiction of	number)	Identification No.)
incorporation)

10172 Linn Station Road
Louisville, Kentucky 40223
(Address of principal executive offices)

(502) 426-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On September 28, 2009, NTS/Virginia Development Company (“NTS/VA”), a wholly-owned subsidiary of NTS Mortgage Income Fund (the “Fund”), executed a promissory note dated as of September 10, 2009 in favor of Residential Management Company (“Residential”) in the principal amount of $88,161.67 to evidence advances made by Residential for payroll billings and overhead fees for Fawn Lake for September 2009. The promissory note has a maturity date of December 31, 2009 and contains substantially the same terms and conditions as notes previously issued by the Fund and its affiliates in return for advances from Residential, except that the interest is to be calculated at a fixed rate of interest equal to 5.34% per annum.

        Based on the Fund’s current budget, it is unlikely that the Fund and its subsidiary will generate sufficient revenue to repay the promissory note in full on a timely basis. The Fund intends to seek an extension on the maturity date for the note or refinance the unpaid balance prior to the current maturity. There can be no assurance that an acceptable extension or refinancing of the promissory note will be achieved prior to maturity, or at all.

        A copy of the newly executed promissory note is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated in its entirety in this Item 1.01 disclosure by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
10.1	Promissory Note dated as of September 10, 2009, made by NTS/Virginia Development Company payable to NTS Residential Management Company

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND

By:	Gregory A. Wells
Its:	Chief Financial Officer

Date:	September 29, 2009

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